EXHIBIT 23.2

                 CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Registration Statement on Form S-8 of Moto Photo, Inc. and the related Prospectus of our report dated March 7, 1995, with respect to the consolidated financial statements and schedules of Moto Photo, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



Ernst & Young LLP
Dayton, Ohio
May 30, 1995